Exhibit 23.3




               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         We consent to the incorporation by reference into this registration statement on Form S-8 of our report dated April 14, 1998 on our audits of the consolidated financial statements of Greka Energy Corporation, formerly known as Petro Union, Inc. doing business as Horizontal Ventures Inc., as of December 31, 1997 and for each of the two years in the period ended December 31, 1997, which report is included in the Annual Report on Form 10-KSB of Greka Energy Corporation and all amendments thereto for the year ended December 31, 1998.


                                        /s/ Bateman & Co., Inc., P.C.
                                        ------------------------------
                                        BATEMAN & CO., INC., P.C.
Houston, Texas
February 8, 2000